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
[LOGO] Valic The Variable Annuity Life Insurace Company                Portfolio Director Fixed and Variable
       A Member of American International Group, Inc.                  Annuity Application

       [LOGO] AIG                                                      For use with all Non-Qualified paln types.
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This is a 3-page form, open completely before filling out.             Contingent Beneficiary:

Is there a related transaction other than a contribution associated    Name:
with this application? (If so, indicate below and complete the               -------------------------------------------------------
applicable forms.)                                                     Address:
                                                                                ----------------------------------------------------
[ ]Starter Account Conversion  [ ]Transfer/Rollover In (VL 14098)      City:
           [ ]Internal Combination Rollover (VL 9006)                        -------------------------------------------------------
                                                                       State:                              ZIP:
ANNUITANT/OWNER INFORMATION                                                   ----------------------------      --------------------
                                                                       SS# or Tax ID#:                     Date of Birth:
SS# or Tax ID#:                                                                        -------------------                ----------
                ----------------------------------------------------   Relationship:
Name:                                                                                -----------------------------------------------
      --------------------------------------------------------------
Mailing Address:                                                       OWNER INFORMATION
                 ---------------------------------------------------
City:                                                                  (Individual NQDAs only: Complete this section if the owner is
      --------------------------------------------------------------   someone other than the annuitant.)
State:                        ZIP:
       ----------------------      ---------------------------------   Owner:
Home Phone:                   Date of Birth:                                  ------------------------------------------------------
            -----------------                -----------------------   Address:
Gender: [ ]Male  [ ]Female  Marital Status: [ ]Married  [ ]Single               ----------------------------------------------------
                                                                       City:
Resident Address (if different from above):                                  -------------------------------------------------------
                                                                       State:                              ZIP:
Street:                                                                      -----------------------------      --------------------
        ------------------------------------------------------------   SS# or Tax ID#:
City:                                                                                  ---------------------------------------------
      --------------------------------------------------------------   Date of Birth:
State:                               ZIP:                                             ----------------------------------------------
       -----------------------------      --------------------------   Home Phone:
                                                                                   -------------------------------------------------
EMPLOYMENT INFORMATION                                                 Work Phone:
                                                                                   -------------------------------------------------
Employer or Plan Name:                                                 Contingent Owner:
                       ---------------------------------------------                     -------------------------------------------
Group#:                                                                Address:
        ------------------------------------------------------------            ----------------------------------------------------
Location of Employer: City:                 State:                     City:
                            ---------------        -----------------         -------------------------------------------------------
Date of Hire:             Work Phone:                                  State:                              ZIP:
              -----------             ------------------------------          ----------------------------      --------------------
Annual Salary: $____________________________________________________   SS# or Tax ID#:
                                                                                       ---------------------------------------------
Expected Annuity Date:                                                 Date of Birth:
                       ---------------------------------------------                  ----------------------------------------------
(In the absence of an election, age 75 will be used.)                  Home Phone:
                                                                                   -------------------------------------------------
Are you employed by an NASD member firm?  [ ]YES   [ ]NO               Work Phone:
                                                                                   -------------------------------------------------

BENEFICIARY INFORMATION                                                INVESTOR PROFILE

See the Information and Instructions pages for naming your             Investment Objective (check one):
beneficiary as a person or entity. If additional space is needed,
you may use a separate signed and dated sheet with                     Have you previously purchased mutual funds or other
your name and social security number and attach it to this             securities?
form.                                                                  [ ]No   [ ]Yes   If yes, number of years:
                                                                                                                 -------------------
Primary Beneficiary:                                                   [ ]Safety of Principal   [ ]Long-Term Growth
                                                                       [ ]Retirement Income     [ ]Other:
Name:                                                                                                    ---------------------------
      --------------------------------------------------------------   Occupation:
Address:                                                                           -------------------------------------------------
         -----------------------------------------------------------   Client Risk Profile
City:                                                                  [ ]Aggressive  [ ]Moderately Aggressive  [ ]Moderate
      --------------------------------------------------------------   [ ]Conservative
State:                               ZIP:
      ------------------------------      --------------------------   Financial Situation (approximate amounts in thousands):

SS# or Tax ID#:                      Date of Birth:                    Household Income  [ ]Under $50  [ ]$50 - $100  [ ]Over $100
                --------------------                ----------------   Net Worth         [ ]Under $50  [ ]$50 - $100  [ ]Over $100
Relationship:                                                          Life Insurance    [ ]Under $50  [ ]$50 - $100  [ ]Over $100
              ------------------------------------------------------
                                                                       Dependents: Number:        Age(s):       Tax Bracket: ______%
                                                                                           ------         -----

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                                Original Copy - Home Office, One Copy - Participant, One Copy - Field Office
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
[LOGO] Valic The Variable Annuity Life Insurace Company                Portfolio Director Fixed and Variable
       A Member of American International Group, Inc.                  Annuity Application

       [LOGO] AIG                                                      For use with all Non-Qualified paln types.
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CONTRIBUTION INFORMATION

Choose a maximum of 20 investment options. See the list of investment options on the Information and Instructions pages. If additional space is needed, you may use a separate signed and dated sheet with your name and social security number and attach it to this form. Enter the percentage of your contribution to be allocated to each investment option. Percents must be whole numbers totaling 100%.

                                                                Employee      Employee Mandatory    Employer   Employer Supplemental
                                                              Voluntary (1)      or Matched (2)    Basic (3)      or Matching (4)
                                                              -------------   ------------------   ---------   ---------------------
Investment Options:

Multi-Year Enhanced Fixed Option (A minimum amount of at least $25,000 is required for each Multi-Year Enhanced Fixed Option Band.)

[ ]3yr (096) [ ]5yr (097) [ ]7yr (098) [ ]10yr (099)*    $__________   $___________   $__________   $__________

*    The 10-year term is not available in Oregon.

Fixed Account Plus (001) ................................ __________%  ____________%  ___________%  ___________%

Short-Term Fixed Account (002) .......................... __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%

_________________________________________________________ __________%  ____________%  ___________%  ___________%
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Periodic      Periodic payment amount ($ or %) .......... __________   ____________   ___________   ___________
              Number of payments ........................ __________   ____________   ___________   ___________
              Annual contribution amount ................ __________   ____________   ___________   ___________
              Start date of payments .................... __________   ____________   ___________   ___________
              Exclude periods from-to ................... __________   ____________   ___________   ___________
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[ ]Single Sum Amount of each payment ($ or %) ........... __________   ____________   ___________   ___________
   or         Number of payments ........................ __________   ____________   ___________   ___________
[ ]Flex Pay   Total amount .............................. __________   ____________   ___________   ___________
              Start date of payments .................... __________   ____________   ___________   ___________
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For VALIC     Account# .................................. __________   ____________   ___________   ___________
use only      Plan Type ................................. __________   ____________   ___________   ___________
              Plan# ..................................... __________   ____________   ___________   ___________
              Product ................................... __________   ____________   ___________   ___________
              Sub Group ................................. __________   ____________   ___________   ___________

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                              Original Copy - Home Office, One Copy - Participant, One Copy - Field Office
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
[LOGO] Valic The Variable Annuity Life Insurance Company               Portfolio Director Fixed and Variable
             A Member of American International Group, Inc.            Annuity Application

       [LOGO] AIG                                                      For use with all Non-Qualified plan types.
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DELIVERY OPTION ELECTION                                               REPLACEMENT

                                                                       Do you have an existing annuity or life insurance policy?
[ ]  I elect to enroll in Personal Deliver-e (SM), Valic's             [ ] No [ ] Yes
     electronic delivery service.

 E-mail Address:
                 ---------------------------------------------------   Is this a replacement of an existing annuity or life
                                                                       insurance contract?
I understand that I will receive e-mail notifications when the         [ ] No [ ] Yes If yes, complete the following:
following information becomes available for viewing and/or printing
online:                                                                Insured's Name:
                                                                                       ---------------------------------------------
     .    Transaction confirmations
                                                                       Policy Number(s):
     .    Quarterly account statements                                                   -------------------------------------------

     .    Policy loan statements                                       Insurer's (Company) Name:
                                                                                                 -----------------------------------
     .    Tax information

     .    Certain regulatory documents such as prospectuses,           -----------------------------------------   -----------------
          supplements, proxies, annual and semi-annual financial               Annuitant/Owner's Signature                Date
          reports, and privacy notices.

This service is provided by Valic at no charge, though I may have to   Dated at (City/State):
pay Internet service provider fees to access the Internet or receive                          --------------------------------------
e-mails. I may unsubscribe to this service at any time.
                                                                       REPRESENTATIVE OF RECORD
[ ]  I elect to receive account information and related materials in
     a printed format.                                                 Agent#:
                                                                               -----------------------------------------------------

ANNUITANT/OWNER AFFIRMATIONS AND STATEMENTS                            Region Code:                     Issue State:
                                                                                    -------------------              ---------------
This application is subject to acceptance by the Company at its Home
Office. Proof of age must be furnished before Annuity Payments         As representative I [ ] do [ ] do not have reason to believe
begin. A current prospectus for the Company's Separate Account with    that replacement of existing life insurance or annuity may be
privacy notice was provided with this application. The prospectus      involved
for the Separate Account gives sales expenses and other data.

                                                                       -----------------------------------------   -----------------
I understand that I am applying for an annuity that may offer a               Licensed Agent/Registered              State License#
Multi-Year Enhanced Fixed Option that may be subject to a market            Representative's (Print Name)
value adjustment. If such option is allowed in my state and I select it, the account value is subject to an adjustment if funds are
withdrawn prior to the end of the applicable term. The adjustment      -------------------------------------------------------------
may increase or decrease the account values. Assets in such option          Licensed Agent/Registered Representative's Signature
may be invested in either the general assets of the Company or in a
Separate Account of the Company, depending on state requirements.
                                                                       ------------------------------------------   ----------------
Annuity Payments or Surrender Values are variable when based on the                 Principal Signature                    Date
investment experience of the Separate Account. They are not
guaranteed as to dollar amount.

By signing this form, I represent that all statements, answers, and affirmations are complete and true to the best of my knowledge and belief. I hereby acknowledge that I have read and understand the information provided in the Information and Instructions pages.

It is understood and agreed that the investment options under the contract will be limited to those listed and will be subject to any other limitations described in the contract or the plan, if applicable.

[ ]  Check if you own or participate in another Valic Annuity
     Contract.

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                              Original Copy - Home Office, One Copy - Participant, One Copy - Field Office
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Information and Instructions

Upon written request, we will provide factual information regarding the benefits and provisions of the annuity contract for which you are applying. If you are not satisfied with your annuity contract for any reason, you may return it within 20 days after receipt for a refund of premium.

FRAUD WARNING

In some states we are required to advise you of the following: Any person who knowingly intends to defraud or facilitates a fraud against an insurer by submitting an application or filing a false claim, or makes an incomplete or deceptive statement of a material fact, may be guilty of insurance fraud.

Arkansas, North Dakota, South Dakota, and Texas Residents Only: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement, commits insurance fraud, which may be a crime and may subject the person to civil and criminal penalties.

District of Columbia, Colorado, Kentucky, New Mexico, and Pennsylvania Residents
Only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Florida Residents Only: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information, is guilty of a felony of the third degree.

Louisiana Residents Only: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

New Jersey Residents Only: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Virginia Residents Only: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

Washington Residents Only: Any person who knowingly presents a fraudulent claim for payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

OWNER vs. ANNUITANT (NQDAs only)

The owner and the annuitant may be different only for Non-Qualified Deferred
Annuities (NQDAs). The owner has most rights under the contract. The annuitant is the person upon whose life expectancy the contract benefits are based.

BENEFICIARY DESIGNATIONS (Primary and/or Contingent)
A beneficiary should always
be designated. Beneficiary categories are:

PRIMARY BENEFICIARY - One who receives any benefits after the Annuitant dies.

CONTINGENT BENEFICIARY - One who receives any benefits if the primary beneficiary dies before the Annuitant dies.

A beneficiary can be an INDIVIDUAL, an INSTITUTION, an ENTITY, or a TRUSTEE.

INDIVIDUAL as beneficiary: Jane A. Doe

INSTITUTION or ENTITY as beneficiary (state whether the institution is a corporation):

     The Evergreen Company, a Texas Corporation
     The ABC Charity, a Texas non-profit Corporation

TRUSTEE as beneficiary:

     XYZ Bank and Trust Company or its successors, as Trustee under trust agreement dated January 31, 1982; or The Trustee under my will.

CONTRIBUTION INFORMATION

Contribution Sources:
(1) - Employee Voluntary;
(2) - Employee Mandatory or Matched (These can include either non-elective employee contributions, or elective deferrals that you must make in order to receive a matching contribution.);
(3) - Employer Basic;
(4) - Employer Supplemental or Matching.

Note: Separate account numbers must be set up for each Contribution Source.

..    Choose either a percent of salary or an amount, and fill in the number of payments, and the date you will begin making payments.
..    When periodic payments are to be made (salary reduction or deduction), indicate the dates which no payments will be made in the "Exclude Periods from-to" space provided.
..    Single-sum contributions are not available to all participants. Contact your employer for your plan restrictions.

INVESTMENT OPTIONS

 1  Fixed Account Plus
 2  Short-Term Fixed Account
    Multi-Year Enhanced Fixed Option: 3yr, 5yr, 7yr, 10yr (10yr Not available in Oregon.) Minimum of $25,000 is required for each Multi-Year Enhanced
    Fixed Option band.
48  Aggressive Growth Lifestyle Fund
 5  Asset Allocation Fund
72  Blue Chip Growth Fund (T. Rowe Price)
39  Capital Appreciation Fund (Credit Suisse)
 7  Capital Conservation Fund
50  Conservative Growth Lifestyle Fund
58  Core Bond Fund
15  Core Equity Fund (Wellington/WAMU)
 8  Government Securities Fund
16  Growth & Income Fund (SunAmerica)
73  Health Sciences Fund (T. Rowe Price)
60  High Yield Bond Fund
21  Income & Growth Fund (American Century)
11  International Equities Fund
13  International Government Bond Fund
20  International Growth I Fund (American Century)
33  International Growth II Fund (Putnam)
30  Large Cap Growth Fund (SunAmerica)
40  Large Cap Value Fund (State Street)
37  Mid Cap Growth Fund (INVESCO)
 4  Mid Cap Index Fund

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Information and Instructions (continued)

INVESTMENT OPTIONS
38  Mid Cap Value Fund (Wellington)
49  Moderate Growth Lifestyle Fund
 6  Money Market I Fund
44  Money Market II Fund
46  Nasdaq-100(R) Index Fund
45  Opportunities Fund (Putnam)
17  Science & Technology Fund (T. Rowe Price)
35  Small Cap Growth Fund (Franklin)
18  Small Cap Fund (Founders/T. Rowe Price)
14  Small Cap Index Fund
36  Small Cap Value Fund (One Group)
12  Social Awareness Fund
41  Socially Responsible Fund
10  Stock Index Fund
59  Strategic Bond Fund
74  Value Fund (Putnam)

For more complete information about any of the options listed above, including fees, charges and expenses, visit www.valic.com or call
1-800-428-2542 (menu option 3) to request a prospectus.

Valic home office

2929 Allen Parkway . Houston, TX 77019
Call 1-800-448-2542 for assistance.